EXHIBIT 99.1

SOBRsafe Provides Corporate Update

DENVER, COLORADO / ACCESS Newswire / October 2, 2026 / SOBR Safe, Inc. (OTC: SOBR) (“SOBRsafe” or the “Company”), is issuing this press release as certain news has been put forth which the Company believes requires it to clarify SOBR’s position. The Company is exploring and considering its options moving forward, but no decision has been made by the Company’s Board of Directors or its stockholders to dissolve the Company.

As a result, the Company has decided to postpone its Annual General Meeting until further notice.

About SOBRsafe™

Previously before ceasing operations, SOBRsafe’s advanced transdermal (touch-based) technology detects and reports in real-time the presence of alcohol as emitted through a user’s skin - no breath, blood, or urine samples are required. With a powerful backend data platform, SOBRsafe provided passive, dignified screening and monitoring solutions for the behavioral health, family law and consumer markets, and for licensing and integration.

Safe Harbor Statement

Our prospects here at SOBRsafe are subject to uncertainties and risks. This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the intended use of net proceeds from the offering, and the Company intends that such forward-looking statements be subject to the safe harbor provided by the foregoing. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this news release. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” or other similar expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. We caution readers not to place undue reliance upon any such forward-looking statements. The Company does not undertake to publicly update or revise forward-looking statements, whether because of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in the Company’s filings with the SEC which can be found on the SEC’s website at www.sec.gov.

Company Contact:

David Gandini

Chief Executive Officer

1.844.SOBRsafe (762.7723)

IR@sobrsafe.com